Exhibit (a)(5)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. The taxpayer identification number for an individual is the individual's Social Security number. Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. The taxpayer identification number for an entity is the entity's Employer Identification number. Employer Identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------    -------------------------------------------------------
                                                                                                 Give the NAME and
                                  Give the NAME and SOCIAL                                       EMPLOYER IDENTIFICATION
For this type of account:         SECURITY number of --          For this type of account:       number of --
-------------------------------------------------------------    -------------------------------------------------------
1.   Individual                   The individual                 8.   Sole proprietorship        The owner(4)

2.   Two or more individuals      The actual owner of the        9.   A valid trust, estate,     The legal entity (Do not
     (joint account)              account or, if combined             or pension trust           furnish the identifying
                                  funds, the first                                               number of the personal
                                  individual on the                                              representative or
                                  account(1)                                                     trustee unless the legal
                                                                                                 entity itself is not
                                                                                                 designated in the
                                                                                                 account title.)(5)

3.   Husband and wife (joint      The actual owner of the        10.  Corporate                  The corporation
     account)                     account or, if joint
                                  funds, either person(1)

4.   Custodian account of a       The minor(2)                   11.  Association, club,         The organization
     minor (Uniform Gift to                                           religious, charitable,
     Minors Act)                                                      educational or other
                                                                      tax-exempt organization

5.   Adult and minor (joint       The adult or, if the           12.  Partnership                The partnership
     account)                     minor is the only
                                  contributor, the minor(1)

6.   Account in the name          The ward, minor, or            13.  A broker or registered     The broker or nominee
     guardian or committee for    incompetent person(3)               nominee
     a designated ward, minor,
     or incompetent person

7.   a. The usual revocable       The grantor-trustee(1)         14.  Account with the           The public entity
        savings trust (grantor                                        Department of
        is also trustee)                                              Agriculture in the
                                                                      name of a public
                                                                      entity (such as a
                                                                      state or local
                                                                      government, school
                                                                      district, or prison)
                                                                      that receives
                                                                      agriculture program
                                                                      payments

     b. So-called trust           The actual owner(1)
        account that is not a
        legal or valid trust
        under state law

-------------------------------------------------------------    -------------------------------------------------------


(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)   Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     Page 2

Section references are to the Internal Revenue Code.

Obtaining a Number

If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.

      (1)   A corporation.

      (2) An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), or a custodial account under 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

      (3)   The United States or any of its agencies or instrumentalities.

      (4) A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

      (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

      (6) An international organization or any of its agencies or instrumentalities.

      (7)   A foreign central bank of issue.

      (8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

      (9) A futures commission merchant registered with the Commodity Futures Trading Commission.

      (10)  A real estate investment trust.

      (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

      (12)  A common trust fund operated by a bank under section 584(a).

      (13)  A financial institution.

      (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

      (15)  A trust exempt from tax under section 664 or described in section
            4947.

Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

o     Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

o     Payments of patronage dividends not paid in money.

o     Payments made by certain foreign organizations.

o     Payments made to a nominee.

Payments of interest generally not subject to backup withholding include the following:

o     Payments of interest on obligations issued by individuals.

      Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt interest dividends under section 852).

o     Payments described in section 6049(b)(5) to nonresident aliens.

o     Payments on tax-free covenant bonds under section 1451.

o     Payments made by certain foreign organizations.

o     Mortgage interest paid by you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under such sections.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notice

Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are qualified to file a tax return. Payers must generally withhold up to 30.5% (30% in the case of payments made after December 31, 2001) of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE